UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 31, 2006 (March 27, 2006)
WINDROSE MEDICAL PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-31375	35-216691

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
3502 Woodview Trace, Suite 210
Indianapolis, Indiana 46268
(Address and zip code of
principal executive offices)
Registrant’s telephone number, including area code: (317) 860-8180
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 1.02. Termination of a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.
     On March 28, 2006, the Compensation Committee of the Board of Trustees of Windrose Medical Properties Trust (the “Company”) approved final bonuses for the Company’s named executive officers for 2005. The final bonuses approved by the Compensation Committee for the named executive officers for 2005 appear in the following table:

2005
Name and Principal Position	Bonus
Fred S. Klipsch, Chairman of the Board and Chief Executive Officer	$150,000
Frederick L. Farrar, President, Chief Operating Officer and Treasurer	$125,000
Daniel R. Loftus, Executive Vice President, Secretary and General Counsel	$60,000
O.B. McCoin, Executive Vice President	$29,000
Steven L. Horn, Vice President, Asset Management	$7,400
     Also on March 28, 2006, the Compensation Committee approved 2006 annual base salary increases for Daniel R. Loftus, Executive Vice President, Secretary and General Counsel, and O.B. McCoin, Executive Vice President. As of April 1, 2006, Mr. Loftus’s annual base salary will be increased from $200,000 to $235,000 per year, and Mr. Loftus will assume personal responsibility for temporary housing that the Company has paid on his behalf since his relocation to Indianapolis, Indiana in January 2005. As of April 1, 2006, Mr. McCoin’s annual base salary will be increased from $200,000 to $212,000 per year. The other named executive officers did not have salary increases approved by the Compensation Committee. In addition, Mr. Loftus’s 2006 bonus opportunity increased from 30% of his annual base salary to 40% for 2006 and is the only approved change to prior year bonus opportunities for named executive officers.
     Bonus amounts earned for services rendered in 2006 will be determined by the Compensation Committee after the completion of the Company’s fiscal year ending December 31, 2006. The Compensation Committee set goals upon which these bonuses will be based. In general, bonuses are based on the Company’s overall performance factor, which consists of a measurement system established annually by the Compensation Committee and considers various measures, such as earnings before income taxes, depreciation and amortization (EBITDA), funds from operations (FFO) growth per common share, return on shareholders’ equity and return on real estate investments. The Compensation Committee also considers corporate and individual goals when determining amounts to be paid as 2006 bonuses.
Item 1.02. Termination of a Material Definitive Agreement.
     Termination of $24.0 Million and $18.0 Million Secured Construction Loans
     On March 29, 2006, WMPT Bellaire, L.P. (“WMPT Bellaire”), a subsidiary of the Company, terminated a $24.0 million secured construction loan made by The Huntington National Bank (“Huntington”), LaSalle Bank National Association (“LaSalle”) and KeyBank National Association (“KeyBank”). Also on March 29, 2006, WMPT Bellaire POB, L.P. (“WMPT Bellaire POB”), a subsidiary of the Company, terminated an $18.0 million secured construction loan made by Huntington, LaSalle and KeyBank.
     The $24.0 million secured construction loan was used for the development of Foundation Surgical Hospital, a hospital located in Houston, Texas, and was due to mature on September 1, 2006. This loan was guaranteed by the Company, secured by a deed of trust on the real estate and improvements and required the payment of interest only until maturity. The interest payments on the outstanding principal balance were calculated based on Huntington’s prime rate plus 1.0%, with principal due at maturity. The outstanding balance was paid in full with the proceeds of a refinancing transaction involving a $19.0 million secured term loan from Charter One Bank, N.A. (“Charter One”) to WMPT Bellaire, which is described in more detail below.
     The $18.0 million secured construction loan was used for the development of Foundation Medical Tower, a medical office building located in Houston, Texas, and was due to mature on December 1, 2006. This loan was guaranteed by the Company, secured by a deed of trust on the real estate and improvements and required the payment of interest only until maturity. The interest payments on the outstanding principal balance were calculated based on Huntington’s prime rate plus 0.25%, with principal due at maturity. The outstanding balance was paid in full with the proceeds of a refinancing transaction involving a $17.0 million secured term loan from Charter One to WMPT Bellaire POB, which is described in more detail below.
     Refinancing Transaction Involving Charter One Bank, N.A.
     On March 27, 2006, Charter One made a $19.0 million secured term loan to WMPT Bellaire and a $17.0 million secured term loan to WMPT Bellaire POB. Borrowings under these loans were used to refinance the secured construction loans described above in Item 1.02 of this Current Report on Form 8-K. The following is a summary description of the material terms of the $19.0 million secured term loan made to WMPT Bellaire and the $17.0 million secured term loan made to WMPT Bellaire POB.
     On March 27, 2006, WMPT Bellaire entered into a $19.0 million secured term loan with Charter One (the “Bellaire Loan”). The Bellaire Loan is secured by Foundation Surgical Hospital and requires regular scheduled payments of principal and interest. Borrowings under the Bellaire Loan bear interest by reference to LIBOR plus 1.40% per annum. If an event of default occurs and Charter One does not elect to accelerate repayment, interest on the outstanding principal amount of the Bellaire Loan will bear interest at Charter One’s prime rate. The Bellaire Loan contains financial and negative covenants applicable to WMPT Bellaire, but not the Company or its operating partnership, Windrose Medical Properties, L.P., and customary events of default. In the event of a default, all obligations of WMPT Bellaire under the Bellaire Loan become immediately due and payable. If Charter One elects to accelerate the Bellaire Loan in the event of a default, a default interest rate equal to 3.0% over the otherwise applicable interest rate will apply to the Bellaire Loan until such loan is repaid in full. A prepayment fee may apply under certain circumstances if the Bellaire Loan is prepaid.
     In consideration for the Bellaire Loan, Charter One required the Company to unconditionally and irrevocably guarantee the payment of WMPT Bellaire’s obligations under the Bellaire Loan pursuant to a guarantee agreement dated March 27, 2006. The Company also agreed to indemnify and hold Charter One harmless with respect to certain environmental conditions at, and the operation of, Foundation Surgical Hospital.
     On March 27, 2006, WMPT Bellaire POB entered into a $17.0 million secured term loan with Charter One (the “Bellaire POB Loan”). The terms of the Bellaire POB Loan are identical to the terms of the Bellaire Loan except that the Company did not guarantee WMPT Bellaire POB’s obligations under the Bellaire POB Loan or enter into an environmental indemnity agreement in favor of Charter One.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WINDROSE MEDICAL PROPERTIES TRUST
Date: March 31, 2006	By:	/s/ Frederick L. Farrar
Frederick L. Farrar
President, Chief Operating Officer and Treasurer